Exhibit 32.2

SECTION 1350 CERTIFICATION
OF CHIEF FINANCIAL OFFICER

Constellation Brands, Inc.
Form 10-K for Fiscal Year Ended February 28, 2005

In connection with the Constellation Brands, Inc. Annual Report on Form 10-K for the Fiscal Year Ended February 28, 2005, I, Thomas S. Summer, certify that, to the best of my knowledge:

1.  The Annual Report on Form 10-K for the Fiscal Year Ended February 28, 2005 of Constellation Brands, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2. The information contained in the periodic report on Form 10-K for the Fiscal Year Ended February 28, 2005 of Constellation Brands, Inc. fairly presents, in all material respects, the financial condition and results of operations of Constellation Brands, Inc.

Dated: May 16, 2005	/s/ Thomas S. Summer
Thomas S. Summer, Executive Vice President and Chief Financial Officer